UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2010

REDDY ICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32596	56-2381368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800
Dallas, Texas 75231
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 526-6740

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grants Under the 2005 Long Term Equity Incentive and Share Award Plan, as amended

Effective January 1, 2011, the compensation committee (the “Committee”) of the board of directors of Reddy Ice Holdings, Inc. (the “Company”) granted 343,750  shares of restricted stock and 573,300 stock options to 53 of the Company’s executives pursuant to the Company’s 2005 Long Term Equity Incentive and Share Award Plan, as amended (the “Plan”).

The restricted stock grants and stock option grants will all vest in three equal amounts with the first vesting on January 1, 2012, the second vesting on January 1, 2013 and the third vesting on January 1, 2014.  The stock option grants have been made in the form of 7-year stock options with the options vesting as described above. The stock option grants will be granted at a strike price equal to the fair market value on December 31, 2010.

Of the grants effective on January 1, 2011, the Company’s named executive officers received the following grants:

Name and Title	Restricted Shares Granted	Stock Options Granted
Gilbert M. Cassagne, President and Chief Executive Officer	85,000	135,000
Steven J. Janusek, Executive Vice President, Chief Financial Officer and Secretary	28,000	46,000
Paul D. Smith, Executive Vice President and Chief Operating Officer	28,000	46,000
Angela S. Wallander, Executive Vice President and Chief Administrative Officer	26,000	44,000

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       December 15, 2010

REDDY ICE HOLDINGS, INC.

By:	/s/ Steven J. Janusek
Name:	Steven J. Janusek
Title:	Chief Financial and Accounting Officer

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